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Exhibit 21.1

SUBSIDIARIES OF STATION CASINOS, INC.

Palace Station Hotel & Casino, Inc.
Boulder Station, Inc.
Texas Station, LLC
Sunset Station, Inc.
Santa Fe Station, Inc.
Fiesta Station, Inc.
Rancho Station, LLC
Lake Mead Station, Inc.
Tropicana Station, Inc.
Charleston Station, LLC
Magic Star Station, LLC
Gold Rush Station, LLC
LML Station, LLC
Palms Station, LLC:
    Fiesta Palms, LLC (6.7% ownership)
    Palms Place, LLC (6.7% ownership)
    Palms Place II, LLC (6.7% ownership)
Green Valley Station, Inc.:
    Town Center Amusements, Inc., A Limited Liability Company d/b/a Barley's Casino & Brewing Company (50% ownership)
    Greens Café, LLC d/b/a The Greens (50% ownership)
    Sunset GV, LLC (50% ownership)
GV Ranch Station, Inc.:
    Green Valley Ranch Gaming, LLC (50% ownership)
Aliante Station, LLC:
    Aliante Holding, LLC (50% ownership):
                Aliante Gaming, LLC
                Losee Elkhorn Properties, LLC
River Central, LLC
Durango Station, Inc.
SC Durango Development, LLC:
                Durango Station Retail, LLC (50% ownership)
Inspirada Station, LLC
FCP Mezzco Parent, LLC:
    FCP Mezzco Parent Sub, LLC:
                FCP Mezzco Borrower VII, LLC:
                                FCP MezzCo Borrower VI, LLC:
                                                 FCP MezzCo Borrower V, LLC:
                                                                 FCP MezzCo Borrower IV, LLC:
                                                                                 FCP MezzCo Borrower III, LLC:
                                                                                                  FCP MezzCo Borrower II, LLC:
                                                                                                                  FCP Mezzco Borrower I, LLC:
                                                                                                                                   FCP PropCo, LLC
CV HoldCo, LLC:
    CV PropCo, LLC
SC Rancho Development, LLC:
    Rancho Road, LLC (50% ownership)
Station Holdings, Inc:
    Town Center Station, LLC
Vista Holdings, LLC
Centerline Holdings, LLC
Station California, LLC
Station Development, LLC
Station Construction, LLC

Northern NV Acquisitions, LLC
Reno Land Holdings, LLC
Tropicana Acquisitions, LLC
Auburn Development, LLC
SC Butte Development, LLC
SC Butte Management, LLC
SC Sonoma Development, LLC
SC Sonoma Resort Management, LLC
SC Sonoma Alliance, LLC
SC Sonoma Land Holdings, LLC
Sonoma Land Acquisition Company, LLC:
    SCI/CE Rohnert Park, LLC (50% ownership)
Fresno Land Acquisitions, LLC
SC Madera Development, LLC
SC Madera Management, LLC
SC Michigan, LLC:
    MPM Enterprises, LLC (50% ownership)
STN Aviation, Inc.
Tropicana Station, LLC
Past Enterprises, Inc.
Your Move, Inc. (75% ownership)

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  Exhibit 21.1